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                                                                     EXHIBIT 21


            SIGNIFICANT SUBSIDIARIES OR OTHER BUSINESS ORGANIZATIONS
                             OF THE AES CORPORATION

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                                          Jurisdiction of Incorporation
Company Name                                     or Organization
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

AES Beaver Valley, Inc.                             Delaware
   BV Partners                                    Pennsylvania

AES Connecticut Management, Inc.                    Delaware
   AES Thames, Inc.                                 Delaware

AES Hawaii Management, Inc.                         Delaware
   AES Barbers Point, Inc.                          Delaware

AES Oklahoma Management, Inc.                       Delaware
   AES Shady Point, Inc.                            Delaware

AES Electric, Ltd.                               United Kingdom
   NIGEN, Limited                                United Kingdom

AES Brazil Holdings, Inc.                           Delaware
   AES Light II, Inc.                               Delaware
   AES Cayman I, LLC                             Cayman Islands
   AES Coral Reef, LLC                           Cayman Islands
   Light Servicos de Electricidade, S.A.             Brazil
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